                                                                   EXHIBIT 10.24

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

     THIS AGREEMENT is made effective on July 6, 1998, between SUPERVALU INC., a Delaware corporation (the "Corporation"), MICHAEL W. WRIGHT (the "Employee"), and PHILLIP H. MARTIN and THOMAS 0. MOE, as Trustees of the MICHAEL W. WRIGHT 1997 GST FAMILY TRUST under Irrevocable Trust Agreement dated December 9, 1997, with Michael W. Wright, as Donor, and not individually, (the "Owner"').

                                    Recitals:

     A. The Employee is currently employed by the Corporation as Chairman, Chief Executive Officer and President.

     B. The Employee wishes to provide life insurance protection for his family, under a policy of life insurance, insuring his life and the life of his wife, Judith M. Wright (collectively the "Insureds" and individually an "Insured").

     C. The Owner owns a policy of life insurance (the "Policy") on the Insureds, as shown on Exhibit A attached hereto. The insurance company issuing the Policy is referred to as the "Insurer."

     D. The Employee wishes to be assured that the premiums on the Policy will be paid both presently and in the future, including such time after his retirement from active service with the Corporation, or other termination of his employment.

     D. The Corporation is willing to assist the Owner in the payment of premiums for the Policy as provided in this Agreement both presently and in the future, including such time after the Employee's retirement from active service with the Corporation, or other termination of his employment, in recognition of the valuable services heretofore performed for it by the Employee, in consideration of the Employee's acceptance of a reduced benefit under the Corporation's Enhanced SERP and as encouragement for his continued employment.

     E. The Owner is the owner of the policy and, as such, possesses all incidents of ownership in and to the Policy.

     F. The Corporation wishes to have the Policy collaterally assigned to it by the Owner to secure the repayment of the amounts which it will pay toward the premiums on the Policy.

     G. The parties intend that by such collateral assignment the Corporation shall receive only the right to such repayment, with the Owner retaining all other ownership rights in the Policy, as specified herein.

     H. The parties intend this agreement to constitute a plan of split dollar life insurance under Revenue Ruling 64-328, 1964-2 C.B. 11, as amplified by Revenue Ruling 66-110, 1966-1 C.B. 12, Revenue Ruling 67-154, 1967-1 C.B. 11,
and Revenue Ruling 79-50, 1979-1 C.B. 138.

     THEREFORE, for value received, the parties agree:

1. Premium Payments and Employee's Agreement. It is anticipated that the annual aggregate premium payments on the Policy will be approximately $657,000 payable over seven years. Until this Agreement is terminated, the Corporation or its successors and the Owner shall make payments as provided in this section.

          a. Owner's Payments. Each year the Owner shall contribute to the Corporation an amount equal to the annual economic benefit that would be taxable as gross income to the Insureds for federal income tax purposes with respect to the Policy but for the payment by the Owner of that amount. For this purpose, the annual economic benefit shall be computed in accordance with Revenue Ruling 64-328, 1964-2 C.B. 11, as amplified by Revenue Ruling 66-110, 1966-1 C.B. 12, Revenue Ruling 67-154, 1967-1 C.B.
     11, and Revenue Ruling 79-50, 1979-1 C.B. 138. The Corporation shall be responsible for computing, or obtaining the computation of, the annual economic benefit amount with respect to the Policy, and will advise the Owner of the amounts payable by the Owner.

          b. Corporation's Payments and Corporation's Interest in Policy. In consideration for past services and the desire to encourage the employee to remain in its employ, the Corporation shall timely pay all premiums on the Policy. The Corporation shall also pay to the Insureds, as additional compensation to the Employee for past services, regardless of whether the Employee is otherwise employed by the Corporation, an amount equal to the Owner's contribution to the Corporation as computed under Section La. increased by that amount equal to the Insureds' additional income tax liability attributable to the payment of such additional compensation by the Corporation. For purposes of this Agreement, the "Corporation's Interest" in the Policy is the amount equal to (I) the total premiums paid by the Corporation on the Policy from the date of this Agreement to the date as of which the Corporation's Interest is being determined, minus (II) the amount contributed by the Owner pursuant to Section 1.a.

          c. Employee's Agreement. In consideration of the Corporation's Payments as set forth under Section 1.b., the Employee hereby agrees that, so long as the Employee remains in the active employ of the Corporation, the Employee will devote substantially all of his time, skill, diligence and attention to the business of the Corporation, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the corporation.

2. 0wnership of the Policy. The Owner is the sole owner and beneficiary of the Policy. In consideration of the Corporation's payment of premiums as provided in
Section 1.b., and as collateral security for the payment of the Corporation's Interest in the Policy, as provided in Section 1.b., the Owner hereby collaterally assigns the Policy to the Corporation. To evidence that collateral assignment, the Owner and the Corporation shall execute and file with the Insurer a Collateral Assignment of Policy in the form of Exhibit B attached hereto or in such other form as may be acceptable to the parties and to the Insurer. In the event of any conflict between this Agreement and any Collateral Assignment, as between the Corporation and the Owner, the terms of this Agreement shall control. The parties agree that benefits under the Policy may be paid by the Insurer either by separate checks to the Corporation and Owner, or by a joint check. In the latter instance, the Owner and the Corporation agree that the benefits shall be divided as provided in this Agreement.

3. Policy Roll-Out. It is the understanding of all parties that the increases in the cash value of the Policy will eventually be sufficient to maintain the policy in effect without the payment of any additional premiums on the Policy. After such time as the cash value of the Policy is sufficient to pay the Corporation's Interest while continuing the policy in effect on the lives of the Insureds without the payment of any additional premiums on the Policy as reasonably determined by an actuary mutually acceptable to the Corporation and the Owner, the cash value in the Policy equal to the Corporation's Interest shall be paid to the Corporation (the "Policy Roll-Out"). It is anticipated that the Policy Roll-Out will occur at approximately the Policy anniversary date in 2013.

4. Termination of this Agreement.

     a. Events of Termination. This Agreement shall terminate as to the Policy upon the happening of any of the following events:

          i. Full payment to the Corporation of the Corporation's Interest in the Policy, whether under the Policy Roll-Out set forth in Section 3 or otherwise; or

          ii. Death of the second to die of the Insureds.

Under no circumstances shall this Agreement terminate solely by reason of the Employee ceasing to be employed by the Corporation.

     b. Rights Upon Termination. Upon the termination of this Agreement:

          i. The obligation of the Corporation to pay premiums on the Policy shall cease; and

          ii. If this Agreement terminates under Item ii. of Section 4.a., the Corporation shall receive, out of the death proceeds of the Policy, or out of other assets of the Owner at the option of the Owner, an amount equal to the Corporation's Interest in the Policy, and the balance of the death proceeds shall be payable to the beneficiary designated by the Owner.

          iii. Upon the full payment to the Corporation of an amount equal to the Corporation"s Interest in the Policy, the Corporation shall release the Collateral Assignment provided for in Section 2 with respect to the Policy.

          iv. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee and in lieu thereof the Insured refunds all or any part of the premiums for the Policy, the Corporation and the Owner shall have the unqualified right to share in such refunded premiums based on the respective cumulative contributions thereto under
     Section 1.

5. Limitation on Owner's Rights in Policy. Except as otherwise provided herein, the Owner shall not sell, assign, transfer, borrow against, surrender or cancel the Policy or change the investment elections or options under the Policy, without, in any such case, the express written consent of the Corporation.

6. The Insurer. The Insurer shall only be bound by the provisions of the Policy issued by the Insurer. Any payments made or actions taken by the Insurer in accordance with the Policy issued by it shall fully discharge the Insurer from liability.

7. Assignment. The Owner may not assign the Owner's rights and obligations under this Agreement without the consent of the Corporation, which consent shall not be unreasonably withheld. The Corporation may assign its rights and obligations under this Agreement only to the Owner or the Owner's nominee, or to .any other assignee with the written consent of the Owner. If a party assigns all of its rights and obligations under this Agreement in accordance with this section, then the assignee shall be substituted for the assignor as a party under this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors to the Corporation.

8. Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have the authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

9. Determination of Benefits, Claims Procedure and Administration.

     a. Claim. A p erson who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth the claim. The request must be addressed to the president of the Corporation at its then principal place of business.

     b. Claim Decision. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

     c. Claim Denial. If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the claimant, setting forth:

          i. The specific reason or reasons for such denial;

          ii. The specific reference to pertinent provisions of this Agreement on which such denial is based;

          iii. A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary;

          iv. Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          v. The time limits for requesting a review under Section 9.d. and for review under Section 9.e. hereof.

     d. Request for Review. Within sixty (60) days after the receipt by the claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the

Claimant does not request a review of the Corporation's determination by the Secretary of the Corporation within such sixty (60) day period, he shall be barred and estopped from challenging the Corporation's determination.

     e. Review of Decision. Within sixty (60) days after the Secretary's receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

10. Amendment. This Agreement may be amended by, but only by, a written instrument signed by each of the parties.

11. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation, the Employee and the Owner and their respective heirs and representatives, successors and permitted assigns.

12. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one instrument.

14. Mediation/Arbitration. Any controversy, claim or dispute of whatever .nature arising between the parties, including those arising out of or relating to any agreement between the parties or the breach, termination, enforceability, scope or validity thereof, whether such claim existed prior to or arises on or after the date hereof (a "Dispute"), shall be resolved by mediation or, failing mediation, by binding arbitration. The agreement to mediate and arbitrate contained in this Section shall continue in full force and effect despite the expiration, rescission or termination of this Agreement.

     a. Mediation. Neither party shall commence an arbitration proceeding pursuant to the provisions set forth below unless such party shall first give a written notice (a "Dispute Notice") to the other party setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the CPR Institute for Dispute Resolution ("CPR") Model Mediation Procedure for Business Disputes in effect at the time of this Agreement. If the parties cannot agree on the selection of a mediator within 20 days after receipt of the Dispute Notice, the mediator will be selected in accordance with the CPR Procedure.

     b. Arbitration. If the Dispute has not been resolved by mediation as provided above within 60 days after receipt of the Dispute Notice, or if a party fails to participate in a mediation, then the Dispute all be determined by binding arbitration in Minneapolis, Minnesota. The arbitration shall be conducted in accordance with such rules as may be agreed upon by the parties, or failing agreement within 30 days after arbitration is demanded, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date hereof, subject to any modifications contained in this Agreement. The Dispute shall be determined by one arbitrator, except that if the Dispute involves an amount in excess of $1,000,000 (exclusive of interest and costs), three arbitrators shall be appointed.

     Persons eligible to serve as arbitrators shall be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or who have professional credentials similar to those persons listed on such AAA or CPR panels. The arbitrator(s) shall base the award on the applicable law and judicial precedent which would apply if the Dispute were decided by a United States District Judge, and the arbitrator(s) shall have no authority to render an award which is inconsistent therewith. The award shall be in writing and include the findings of fact and conclusions of law upon which it is based.

     Unless the parties agree otherwise, discovery will be limited to an exchange of directly relevant documents. Depositions will not be taken except as needed in lieu of a live appearance or upon mutual agreement of the parties. The arbitrator(s) shall resolve any discovery disputes. The arbitrator(s) and counsel of record will have the power of subpoena process as provided by law. The parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury.

     The arbitration shall be governed by the substantive laws of the State of Minnesota without regard to conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction. Notwithstanding the foregoing, upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator(s), the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator(s). In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator(s) shall be final and binding on the parties and shall serve as the facts to be submitted to and relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

     Except as otherwise required by law, the parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute. If either party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorney's fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

     C. Remedies. Each party hereby waives any and all rights it may have to receive exemplary or punitive damages with respect to any claim it may have against the other party, it being agreed that no party shall be entitled to receive money damages in excess of its actual compensatory damages, notwithstanding any contrary provision contained in this Agreement or otherwise.

              (The balance of this page left blank intentionally.)

     IN WITNESS WHEREOF, the parties have signed this agreement effective on the date first above written.


                                     "CORPORATION"

                                     SUPERVALU INC., a
                                     Delaware corporation

                                     By:    /s/ Ronald C. Tortelli
                                        ------------------------------

                                     Name:  Ronald C. Tortelli
                                          ----------------------------

                                     Title: Sr. V.P. Human Resources
                                           ---------------------------


                                     "EMPLOYEE"

                                     /s/ Michael W. Wright
                                     ---------------------------------
                                     Michael W. Wright



                                      "OWNER"

                                     /s/ Phillip H. Martin
                                     ---------------------------------
                                      Phillip Martin

                                     and

                                     /s/ Thomas O. Moe
                                     ---------------------------------
                                     Thomas 0. Moe

                                     as Trustees of the MICHAEL W. WRIGHT 1997
                                     GST FAMILY TRUST under Irrevocable Trust
                                     Agreement dated December 9, 1997, with
                                     Michael W. Wright as Donor

                                    EXHIBIT A

                      Description of Life Insurance Policy

Insurer:                               Policy number:          Face amount:

The Manufacturers Life                 57 386 955              $11,800,000
Insurance Company of America

                                    EXHIBIT B

                                     FORM OF
                         COLLATERAL ASSIGNMENT OF POLICY

     THIS ASSIGNMENT is made effective on July 6, 1998, by PHILLIP H. MARTIN and THOMAS 0. MOE, as Trustees of the MICHAEL W. WRIGHT 1997 GST FAMILY TRUST under Irrevocable Trust Agreement dated December 9, 1997, with Michael W. Wright as Donor (the "Owner"), as Assignor, to SUPERVALU INC., a Delaware corporation, as Assignee.

     1. FOR VALUE RECEIVED, the Assignor hereby collaterally assigns to Assignee, its successors and assigns, to the extent of the amounts defined in and owing from time to time to the Assignee as the Corporation's Interest under the terms of that certain Split Dollar Life Insurance Agreement dated July 6, 1998 (the "Agreement"), between Assignor and Assignee (the "Assignee's Interest"), a copy of which is attached hereto, all right, title, and interest in and to life insurance policy number 57 386 955 (the "Policy") issued by The Manufacturers Life Insurance Company of America (the "Insurer") on the lives of Michael W. Wright and Judith M. Wright (the "Insureds"), subject to all the terms and conditions of the Policy (and any supplementary contracts issued in connection therewith) and to all superior liens, if any, which the Insurer may have against the Policy.

     2. The Assignor and Assignee expressly agree that only the following specific rights are included in this Assignment and may be exercised solely by the Assignee:

          (a) The right to receive, upon the surrender of the Policy by the Assignor, an amount of the cash surrender proceeds equal to the amount of the Assignee's Interest in the Policy; and

          (b) The right to receive, upon the death of the second to die of the Insureds, an amount of the net proceeds of the Policy equal to the amount of the Assignee's Interest in the Policy.

     3. The Assignee is prohibited from assigning its interest to anyone other than as provided in the Agreement.

     4. Except as specifically granted herein or as provided in the Agreement, the Owner shall retain all incidents of ownership in the Policy.

     5. The Assignee shall, upon request of the Assignor, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Assignor, in all cases consistent with the Agreement.

     6. The Insurer shall be bound only by the provisions of, and endorsements to, the Policy. The Insurer is not a party to the Agreement, and the Agreement is not incorporated by reference into this Collateral Assignment other than as to the payment provisions in section 4 of the Agreement and as specifically provided herein. In the event of any conflict between the Agreement and this Collateral Assignment, then as to the Insurer, the provisions of this Collateral Assignment shall control. The Insurer is hereby authorized to recognize the Assignee's claim to rights hereunder without investigating the reason for any action taken by the Assignee, the validity or amount of any of the rights of the Assignee under the Agreement, the existence of any default thereunder, the giving of any notice, or the application to be made by the Assignee of any proceeds paid by the Insurer to the Assignee pursuant to this Collateral Assignment, and the sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby, and the sole receipt of the Assignee for any sums received by it shall be a full discharge and release therefor to the Insurer.

     7. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one instrument.

     IN WITNESS WHEREOF, the Assignor and Assignee have signed this Collateral Assignment as of the date first written above.

              (The balance of this page left blank intentionally.)

                                     "ASSIGNOR"



                                     ---------------------------------
                                     Phillip H. Martin

                                     and

                                     ---------------------------------
                                     Thomas 0. Moe

                                     as Trustees of the MICHAEL W.
                                     WRIGHT 1997 GST FAMILY TRUST under
                                     Irrevocable Trust Agreement dated
                                     December 9, 1997, with Michael W.
                                     Wright as Donor

                                     "ASSIGNEE"
                                     SUPERVALU INC., a
                                     Delaware corporation

                                     By:
                                        ------------------------------

                                     Name:
                                          ----------------------------
                                     Title:
                                           ---------------------------

                         COLLATERAL ASSIGNMENT OF POLICY

     THIS ASSIGNMENT is made effective on July 6, 1998, by PHILLIP H. MARTIN and THOMAS 0. MOE, as Trustees of the MICHAEL W. WRIGHT 1997 GST FAMILY TRUST under Irrevocable Trust Agreement dated December 9, 1997, with Michael W. Wright as Donor (Ibe "Owner"), as Assignor, to SUPERVALU INC., a Delaware corporation, as Assignee.

     1. FOR VALUE RECEIVED, the Assignor hereby collaterally assigns to Assignee, its successors and assigns, to the extent of the amounts defined in and owing from time to time to the Assignee as the Corporation's Interest under the terms of that certain Split Dollar Life Insurance Agreement dated July 6, 1998 (the "Agreement"), between Assignor and Assignee (the "Assignee's Interest"), a copy of which is attached hereto, all right, title, and interest in and to life insurance policy number 57 386 955 (the "Policy") issued by The Manufacturers Life Insurance Company of America (the "Insurer") on the lives of Michael W. Wright and Judith M. Wright (the "Insureds"), subject to all the terms and conditions of the Policy (and any supplementary contracts issued in connection therewith) and to all superior liens, if any, which the Insurer may have against the Policy.

     2. The Assignor and Assignee expressly agree that only the following specific rights are included in this Assignment and may be exercised solely by the Assignee:

          (a) The right to receive, upon the surrender of the Policy by the Assignor, an amount of the cash surrender proceeds equal to the amount of the Assignee's Interest in the Policy; and

          (b) The right to receive, upon the death of the second to die of the Insureds, an amount of the net proceeds of the Policy equal to the amount of the Assignee's Interest in the Policy.

     3. The Assignee is prohibited from assigning its interest to anyone other than as provided in the Agreement.

     4. Except as specifically granted herein or as provided in the Agreement, the Owner shall retain all incidents of ownership in the Policy.

     5. The Assignee shall, upon request of the Assignor, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Assignor, in all cases consistent with the Agreement.

     6. The Insurer shall be bound only by the provisions of, and endorsements to, the Policy. The Insurer is not a party to the Agreement, and the Agreement is not incorporated by reference into this Collateral Assignment other than as to the payment provisions in section 4 of the Agreement and as specifically provided herein. In the event of any conflict between the Agreement and this Collateral Assignment, then as to the Insurer, the provisions of this Collateral Assignment shall control. The Insurer is hereby authorized to recognize the Assignee's claim to rights hereunder without investigating the reason for any action taken by the Assignee, the validity or amount of any of the rights of the Assignee under the Agreement, the existence of any default thereunder, the giving of any notice, or the application to be made by the Assignee of any proceeds paid by the Insurer to the Assignee pursuant to this Collateral Assignment, and the sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby, and the sole receipt of the Assignee for any sums received by it shall be a full discharge and release therefor to the Insurer.

     7. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one instrument.

     IN WITNESS WHEREOF, the Assignor and Assignee have signed this Collateral Assignment as of the date first written above.

              (The balance of this page left blank intentionally.)

                                     "ASSIGNOR"


                                     /s/ Phillip H. Martin
                                     ---------------------------------
                                     Phillip H. Martin

                                     and

                                     /s/ Thomas O. Moe
                                     ---------------------------------
                                     Thomas 0. Moe

                                     as Trustees of the MICHAEL W.
                                     WRIGHT 1997 GST FAMILY TRUST under
                                     Irrevocable Trust Agreement dated
                                     December 9, 1997, with Michael W.
                                     Wright as Donor

                                     "ASSIGNEE"
                                     SUPERVALU INC., a
                                     Delaware corporation

                                     By:    /s/ Ronald C. Tortelli
                                        ------------------------------

                                     Name:  Ronald C. Tortelli
                                          ----------------------------
                                     Title: Sr. V.P. Human Resources
                                           ---------------------------


                                       3